Exhibit 99.1


PRESS RELEASE
                                               For further information contact:

                                               Edward F. Ruttenberg
                                               Phone: (412) 422-2377
                                               Fax #: (412) 422-2378
                                               Release No.: 2005-06

(BW) (NY-AMERICAN-LOCKER-GROUP)(NASDAQ:ALGIE) AMERICAN LOCKER GROUP INCORPORATED ANNOUNCES STATEGIC PLAN AND DEPARTURE OF PRESIDENT

BUSINESS EDITOR:

JAMESTOWN,  N.Y.,  May 18, 2005 - American  Locker Group  Incorporated  (NASDAQ:
ALGIE) today announced a strategic plan to reduce annual selling, general and administrative expenses by approximately $3 million and to become a leaner and more focused supplier of metal storage lockers and secure indoor and outdoor mail delivery systems.
         American Locker Group expects to achieve most of the savings by moving its headquarters from leased facilities in Jamestown, N.Y. to company-owned facilities in Grapevine, Texas by the end of 2005. As a result, the Company expects to eliminate many of the 37 salaried and hourly positions in Jamestown. A limited number of Jamestown employees will be offered an opportunity to relocate to the Grapevine site of Security Manufacturing Corporation, a subsidiary of American Locker Group. A small Jamestown presence will be maintained for now.
         "American Locker Group is initiating this plan to build a stronger and more competitive platform for growth and to enhance our ability to serve customers in key markets," Chairman and CEO Edward Ruttenberg stated. "This plan will make our company leaner and more efficient as American Locker Group aims to focus on marketing our core products, introducing new products and expanding our customer base."
         American Locker Group's plan is the outcome of a two-month strategic review by Compass Advisory Partners, a consulting firm that was engaged by the Board of Directors in March 2005. The strategic review was initiated after American Locker Group announced on Feb. 8, 2005 that its largest customer, the United States Postal Service, would not renew its contracts with the company for Cluster Mail Box units. The contracts expire May 31, 2005. The United States Postal Service accounted for more than 50% of the company's annual sales in 2003 and 2004.
         Jamestown employees were notified today. Approximately 8 positions are being eliminated this week as the first step in streamlining the company and phasing out the Jamestown facility by the end of this year. Employees who are not retained will receive severance packages.

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         "Our goal is to make this transition as smooth as possible for affected employees," Ruttenberg said. "American Locker Group was proud to call Jamestown our headquarters, but Grapevine is a more strategic and cost-effective location because our aluminum cluster mailbox manufacturing business is there and we own the facility."
         American Locker Group's Worldwide Service Center in Ellicottville, N.Y., will not be affected by today's announcement, as its 27 employees will continue to provide consulting and support to customers. The plan does not affect the Texas or Canadian workforces either.
         Overall,   American  Locker  Group  has  approximately  130  employees, including more than 50 in Grapevine, which is in the Dallas-Fort Worth area.


President's Employment Contract Expires

         The Company also announced today that the Board of Directors will not renew the employment contract of American Locker Group President, COO and Treasurer Roy J. Glosser when it ends in June 2005. Ruttenberg will immediately assume the duties of President, COO and Treasurer, and the company is currently conducting a search for an individual to serve as Chief Financial Officer who may become corporate Treasurer.
         "American Locker Group thanks Roy Glosser for his contributions to the past success of our company, and we wish him well as he pursues future opportunities," Ruttenberg said.

NASDAQ Listing

         On April 28, 2005, American Locker Group was given notice by NASDAQ of a potential delisting due to the delay in filing its 10-K. On May 26, 2005 the Company will make a presentation at a NASDAQ oral hearing for the purpose of preserving its listing on the exchange. The Company's common stock continues to trade on NASDAQ under the ticker symbol ALGIE.

Safe Harbor Statement under the Private Securities Litigation Reform Act Of 1995

         Except for historical information contained in this press release, the matters discussed herein which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations, and intentions are subject to change at any time at the discretion of the Company, (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, (iii) the risk that the Company's contracts with the USPS

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will  not be  renewed,  and  (iv)  other  risks  and uncertainties  indicated
from time to time in the Company's filings with the Securities and Exchange Commission.

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